Exhibit 99.1

Livent Corporation
2929 Walnut Street
Philadelphia, PA 19104
USA

215.299.5900
Livent.com

For Release: Immediate

Media Contact: Juan Carlos Cruz +1.215.299.6170
Juan.Carlos.Cruz@livent.com
Investor Contact: Daniel Rosen +1.215.299.6208
Daniel.Rosen@livent.com

LIVENT RELEASES THIRD QUARTER 2020 RESULTS

-- Announces Agreement to Invest in New Nemaska Lithium in Canada --
-- Extends and Expands Hydroxide Supply Agreement with Tesla --
-- Makes Commitment to Overall Carbon Neutrality by 2040 --

PHILADELPHIA, November 5, 2020 – Livent Corporation (NYSE: LTHM) today reported results for the third quarter of 2020.
Third quarter 2020 revenue was $72.6 million, with a reported GAAP net loss of $11.8 million, or a loss of 8 cents per diluted share basis. Adjusted EBITDA was $0.9 million and adjusted loss per share was 5 cents. Third quarter results reflected the continuation of difficult market conditions for both Livent and the lithium industry as a whole, as global supply chains remain disrupted as a result of COVID-19. Livent third quarter revenue was higher than the second quarter, driven by an increase in lithium hydroxide volumes. However, this was more than offset by costs from higher third-party carbonate usage and increased spending due to the disruption caused by the COVID-19 pandemic.
Key Events
Today Livent announced its participation in a consortium that was granted court approval on October 15th, 2020 to acquire the business and certain assets of Nemaska Lithium Inc. (“New Nemaska”) located in Québec, Canada1. Livent has agreed to invest in New Nemaska via a joint venture with The Pallinghurst Group. Both companies will equally own Québec Lithium Partners (“QLP”), which will have a 50% equity ownership in New Nemaska. The remaining 50% of New Nemaska will be owned by Investissement Québec. Livent and Pallinghurst will have responsibilities for the development and operations of the project. New Nemaska is one of the most attractive lithium projects in the world and is ideally positioned to meet the growing demand for a reliable high-grade supply of lithium chemicals in North America and Europe. It will also have a favorable sustainability profile due to its location in North America and abundant access to renewable hydroelectric power, among other factors.
Livent extended its multi-year lithium hydroxide supply agreement with Tesla through 2021, with a commitment for higher volumes than in 2020. Livent continues to discuss the framework for a long-term supply partnership with Tesla beyond 2021.

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Lastly, following the Sustainability Report and Green Bond Framework released in the prior quarter, Livent is announcing its commitment to significantly reduce carbon intensity across its operations, resulting in overall carbon neutrality by 2040. This is being driven in part by the increasing focus of customers and other stakeholders on the environmental and social impact of the entire electric vehicle supply chain. Additional sustainability goals and initiatives will be shared by Livent before year end.
Market Outlook
Livent anticipates a sequential increase in volumes in the fourth quarter of this year. Despite a disruption to supply chains globally due to COVID-19, electric vehicle sales are now tracking higher year-over-year, and Livent continues to expect significant electric vehicle demand growth. However, sustained lithium pricing weakness has forced many developers and producers to defer or cancel new projects and expansions, creating a potential shortage of battery qualified lithium materials in the coming years.
“We continue to see evidence that demand for lithium compounds will accelerate in 2021 and beyond, with growing support for electrification from OEMs, governments and consumers, despite significant disruptions in 2020,” said Paul Graves, president and chief executive officer of Livent. “Livent continues to focus on strengthening its competitive position so we can support our customers with their future needs. Our ongoing partnership with Tesla and our agreement to invest in New Nemaska are examples of this. The major priorities we are seeing from our customers - the shift to lithium hydroxide and the growing importance of localized, sustainable supply chains - are core advantages for Livent that will continue to position us as an industry leader for years to come."

1.Transaction conditional upon completion of applicable proceedings under the Canadian Companies’ Creditors Arrangement Act and the satisfaction of other customary closing conditions.

Supplemental Information
In this press release, Livent uses the financial measures Adjusted EBITDA and adjusted earnings per diluted share. These terms are not calculated in accordance with generally accepted accounting principles (GAAP). Definitions of these terms, as well as a reconciliation to the most directly comparable financial measure calculated and presented in accordance with GAAP, are provided on our website: ir.livent.com. Such reconciliations are also set forth in the financial tables that accompany this press release.

About Livent
For more than six decades, Livent has partnered with its customers to safely and sustainably use lithium to power the world. Livent is one of only a small number of companies with the capability, reputation, and know-how to produce high-quality finished lithium compounds that are helping meet the growing demand for lithium. The company has one of the broadest product portfolios in the industry, powering demand for green energy, modern mobility, the mobile economy, and specialized innovations, including light alloys and lubricants. Livent employs approximately 800 people throughout the world and operates manufacturing sites in the United States, England, India, China and Argentina. For more information, visit Livent.com.

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About The Pallinghurst Group
The Pallinghurst Group is one of the world’s leading investment managers, with strategic investments across the natural resources sector globally. The Pallinghurst Group has successfully been operating since 2006, identifying and unlocking value and responsibly extracting resources across a number of commodities. During the past 14 years, The Pallinghurst Group has invested in excess of US$2 billion in projects across four continents. The Pallinghurst Group is focused on providing materials across the value chain for batteries, fuel cells and renewable energy storage. The Pallinghurst-managed projects have created more than 6,000 new and sustainable jobs, generated attractive returns and provided significant value uplift for its investors and partners. The Pallinghurst Group’s investors include blue-chip family offices, sovereign wealth funds and specialized resources investors. The Pallinghurst Group is headquartered in London, with additional offices in Montréal, Guernsey, and South Africa. For more information, visit Pallinghurst.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this news release are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “will continue to,” "will likely result," “should,” “expect,” “expects,” “intends,” “plans,” “anticipates,” “believe,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “could,” “forecast,” “future,” “is confident that,” “plans,” or “projects,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about Livent, may include projections of Livent’s future financial performance, Livent’s anticipated growth strategies and anticipated trends in Livent’s business. These statements are only predictions based on Livent’s current expectations and projections about future events. There are important factors that could cause Livent’s actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. Currently, one of the most significant factors is the adverse effect of the current coronavirus ("COVID-19") pandemic on our business. The ultimate extent to which COVID-19 impacts us will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. Additional factors that could cause Livent’s actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements include completion of the New Nemaska transaction on the terms currently under negotiation, which are not yet final and are subject to conditions outside of our control; a decline in the growth in demand for electric vehicles; volatility in the price for performance lithium compounds; adverse global economic conditions; competition; quarterly and annual fluctuations of our operating results; risks relating to Livent’s planned production expansion and related capital expenditures, including any temporary suspension of our expansion efforts; the potential development and adoption of battery technologies that do not rely on performance lithium compounds as an input; liquidity and access to credit; reduced customer demand, or delays in growth of customer demand, for higher performance lithium compounds; the success of Livent’s research and development efforts; risks inherent in international operations and sales, including political, financial and operational risks specific to Argentina, China and other countries where Livent has active operations; customer concentration and the delay or loss of, or significant reduction in orders from, large customers; failure to satisfy customer quality standards; fluctuations in the price of energy and certain raw materials; employee attraction and retention; union relations; cybersecurity breaches; our ability to protect our intellectual property rights; the lack of proven reserves; legal and regulatory proceedings; including any shareholder lawsuits; compliance with environmental, health and safety laws; changes in tax laws; risks related to our separation from FMC Corporation; risks related to ownership of our common stock, including price fluctuations and lack of dividends; as well as the other factors described under the caption entitled “Risk Factors” in Livent’s 2019 Form 10-K filed with the Securities and Exchange Commission on February 28, 2020, our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2020 and our subsequent Forms 10-Q filed with the

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Securities and Exchange Commission. Although Livent believes the expectations reflected in the forward-looking statements are reasonable, Livent cannot guarantee future results, level of activity, performance or achievements. Moreover, neither Livent nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Livent is under no duty to update any of these forward-looking statements after the date of this news release to conform its prior statements to actual results or revised expectations.

# # #

LIVENT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenue	$72.6	$97.7	$206.0	$310.0
Costs of sales	69.8	69.4	178.4	215.2
Gross margin	2.8	28.3	27.6	94.8
Selling, general and administrative expenses	10.0	10.2	31.1	29.2
Research and development expenses	1.0	0.9	2.8	2.5
Restructuring and other charges	4.4	0.9	10.1	4.8
Separation-related costs	0.6	2.5	0.8	5.4
Total costs and expenses	85.8	83.9	223.2	257.1
(Loss)/income from operations before loss on debt extinguishment, equity in net loss of unconsolidated affiliate, interest expense, net and income taxes	(13.2)	13.8	(17.2)	52.9
Loss on debt extinguishment	—	—	0.1	—
Equity in net loss of unconsolidated affiliate	0.1	—	0.4	—
Interest expense, net	2.0	—	2.0	—
(Loss)/income from operations before income taxes	(15.3)	13.8	(19.7)	52.9
Income tax (benefit)/expense	(3.5)	(4.2)	(5.8)	2.5
Net (loss)/income	$(11.8)	$18.0	$(13.9)	$50.4
Net (loss)/income per weighted average share - basic	$(0.08)	$0.12	$(0.10)	$0.35
Net (loss)/income per weighted average share - diluted	$(0.08)	$0.12	$(0.10)	$0.34
Weighted average common shares outstanding - basic	146.3	146.0	146.2	146.0
Weighted average common shares outstanding - diluted	146.3	146.5	146.2	146.4

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LIVENT CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF NET (LOSS)/INCOME (GAAP) TO ADJUSTED EBITDA (NON-GAAP)
(Unaudited)

The table below provides a reconciliation of Net (loss)/income to Adjusted EBITDA.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In Millions)	2020	2019	2020	2019
Net (loss)/income (GAAP)	$(11.8)	$18.0	$(13.9)	$50.4
Add back:
Interest expense, net	2.0	—	2.0	—
Income tax (benefit)/expense	(3.5)	(4.2)	(5.8)	2.5
Depreciation and amortization	6.1	5.8	17.7	15.5
EBITDA (Non-GAAP) (1)	(7.2)	19.6	—	68.4
Add back:
Certain Argentina remeasurement losses (a)	1.5	5.2	4.4	5.2
Restructuring and other charges (b)	4.4	0.9	10.1	4.8
Separation-related costs (c)	0.6	2.5	0.8	5.4
COVID-19 related costs (d)	1.7	—	1.7	—
Loss on debt extinguishment (e)	—	—	0.1	—
Other loss (f)	(0.1)	—	(0.4)	—
Adjusted EBITDA (Non-GAAP) (1)	$0.9	$28.2	$16.7	$83.8
___________________
(1)     In addition to net (loss)/income, as determined in accordance with U.S. GAAP, we evaluate operating performance using certain non-GAAP measures such as EBITDA, which we define as net (loss)/income plus interest expense, net, income tax expense/(benefit), depreciation, and amortization, and Adjusted EBITDA, which we define as EBITDA adjusted for restructuring and other charges/(income), separation-related costs and certain other losses/(gains). Management believes the use of these non-GAAP measures allows management and investors to compare more easily the financial performance of its underlying business from period to period. The non-GAAP information provided may not be comparable to similar measures disclosed by other companies because of differing methods used by other companies in calculating EBITDA and Adjusted EBITDA. This measure should not be considered as a substitute for net (loss)/income or other measures of performance or liquidity reported in accordance with U.S. GAAP. The above table reconciles EBITDA and Adjusted EBITDA from net (loss)/income.
(a)    Represents impact of currency fluctuations on tax assets and liabilities and on long-term monetary assets associated with our capital expansion as well as significant currency devaluations. The remeasurement gains/(losses) are included within "Cost of sales" in our condensed consolidated statement of operations but are excluded from our calculation of Adjusted EBITDA because of: i.) their nature as income tax related; ii.) their association with long-term capital projects which will not be operational until future periods; or iii.) the severity of the devaluation and their immediate impact on our operations in the country.
(b)    We continually perform strategic reviews and assess the return on our business. This sometimes results in management changes or in a plan to restructure the operations of our business. As part of these restructuring plans, demolition costs and write-downs of long-lived assets may occur. Also includes legal fees related to IPO securities litigation, including a settlement accrual, net of insurance reimbursement, of $2.5 million, in the third quarter of 2020.
(c)    Represents legal, professional, transaction related fees and other separation-related activity.
(d) Represents incremental costs associated with COVID-19 recorded in "Cost of sales" in the condensed consolidated statement of operations, including but not limited to, incremental quarantine related absenteeism, incremental facility cleaning costs, pandemic related supplies and personal protective equipment for employees, among other costs; offset by economic relief provided by foreign governments.
(e)    Represents the partial write off of deferred financing costs for the temporary reduction in borrowing capacity related to the First Amendment excluded from our calculation of Adjusted EBITDA because the loss is nonrecurring.
(f)     Represents a portion of our nonrefundable prepaid research and development costs advanced to our unconsolidated affiliate in the fourth quarter 2019 and excluded from our calculation of Adjusted EBITDA in the same period because the costs represent research and development activities of the affiliate that had not occurred as of December 31, 2019. These costs were included with our calculation of Adjusted EBITDA for the three and nine months ended September 30, 2020 when the costs were incurred at our unconsolidated affiliate.

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RECONCILIATION OF NET (LOSS)/INCOME (GAAP) TO
ADJUSTED AFTER-TAX (LOSS)/EARNINGS (NON-GAAP)
(Unaudited)

(In Millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net (loss)/income (GAAP)	$(11.8)	$18.0	$(13.9)	$50.4
Special charges:
Certain Argentina remeasurement losses (a)	1.5	5.2	4.4	5.2
Restructuring and other charges (b)	4.4	0.9	10.1	4.8
Separation-related costs (c)	0.6	2.5	0.8	5.4
COVID-19 related costs (d)	1.7	—	1.7	—
Loss on debt extinguishment (e)	—	—	0.1	—
Other loss (f)	(0.1)	—	(0.4)	—
Non-GAAP tax adjustments (g)	(3.7)	(9.4)	(7.4)	(12.6)
Adjusted after-tax (loss)/earnings (Non-GAAP) (1)	$(7.4)	$17.2	$(4.6)	$53.2

Diluted (loss)/earnings per common share (GAAP)	$(0.08)	$0.12	$(0.10)	$0.34
Special charges per diluted share, before tax:
Certain Argentina remeasurement losses, per diluted share	0.01	0.03	0.03	0.04
Restructuring and other charges, per diluted share	0.03	0.01	0.07	0.03
Separation-related costs, per diluted share	—	0.02	0.01	0.04
COVID-19 related costs, per diluted share	0.01	—	0.01	—
Non-GAAP tax adjustments, per diluted share	(0.02)	(0.06)	(0.05)	(0.09)
Diluted adjusted after-tax (loss)/earnings per share (Non-GAAP) (1)	$(0.05)	$0.12	$(0.03)	$0.36
Weighted average common shares outstanding - diluted (GAAP) used in diluted adjusted after-tax earnings per share computations	146.3	146.5	146.2	146.4
___________________
(1)     The company believes that the Non-GAAP financial measures “Adjusted after-tax earnings” and "Diluted adjusted after-tax earnings per share" provide useful information about the company’s operating results to management, investors and securities analysts. Adjusted after-tax earnings excludes the effects of special charges and tax-related adjustments. The company also believes that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of its underlying business from period to period. As a result, diluted adjusted after-tax earnings is calculated using an adjusted average common shares outstanding (Non-GAAP).
(a)    Represents impact of currency fluctuations on tax assets and liabilities and on long-term monetary assets associated with our capital expansion as well as significant currency devaluations. The remeasurement gains/(losses) are included within "Cost of sales" in our condensed consolidated statement of operations but are excluded from our calculation of Adjusted EBITDA because of: i.) their nature as income tax related; ii.) their association with long-term capital projects which will not be operational until future periods; or iii.) the severity of the devaluations and their immediate impact on our operations in the country.
(b)    We continually perform strategic reviews and assess the return on our business. This sometimes results in management changes or in a plan to restructure the operations of our business. As part of these restructuring plans, demolition costs and write-downs of long-lived assets may occur. Also includes legal fees related to IPO securities litigation, including a settlement accrual, net of insurance reimbursement, of $2.5 million, in the third quarter of 2020.
(c)    Represents legal, professional, transaction related fees and other separation-related activity.
(d)     Represents incremental costs associated with COVID-19 recorded in "Cost of sales" in the condensed consolidated statement of operations, including but not limited to, incremental quarantine related absenteeism, incremental facility cleaning costs, pandemic related supplies and personal protective equipment for employees, among other costs; offset by economic relief provided by foreign governments.
(e)    Represents the partial write off of deferred financing costs for the temporary reduction in borrowing capacity related to the First Amendment excluded from our calculation of Adjusted EBITDA because the loss is nonrecurring.
(f)    Represents a portion of our nonrefundable prepaid research and development costs advanced to our unconsolidated affiliate in the fourth quarter 2019 and excluded from our calculation of Adjusted EBITDA in the same period because the costs represent research and
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development activities of the affiliate that had not occurred as of December 31, 2019. These costs were included with our calculation of Adjusted EBITDA for the three and nine months ended September 30, 2020 when the costs were incurred at our unconsolidated affiliate.
(g)    The company excludes the GAAP tax provision, including discrete items, from the non-GAAP measure of income, and instead includes a non-GAAP tax provision based upon the projected annual non-GAAP effective tax rate. The GAAP tax provision includes certain discrete tax items including, but not limited to: income tax expenses or benefits that are not related to operating results in the current year; tax adjustments associated with fluctuations in foreign currency remeasurement of certain foreign operations; certain changes in estimates of tax matters related to prior fiscal years; certain changes in the realizability of deferred tax assets and related interim accounting impacts; and, changes in tax law. Management believes excluding these discrete tax items assists investors and securities analysts in understanding the tax provision and the effective tax rate related to operating results thereby providing investors with useful supplemental information about the company's operational performance. The income tax expense/(benefit) on special charges/(income) is determined using the applicable rates in the taxing jurisdictions in which the special charge or income occurred and includes both current and deferred income tax expense/(benefit) based on the nature of the non-GAAP performance measure.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in Millions)	2020	2019	2020	2019
Non-GAAP tax adjustments:
Income tax benefit on restructuring, separation-related and other corporate costs	$(1.5)	$(0.7)	$(2.8)	$(2.2)
Revisions to our tax liabilities due to finalization of prior year tax returns	(0.2)	(0.6)	0.4	(2.0)
Foreign currency remeasurement and other discrete items	(2.0)	(7.6)	(5.7)	(9.1)
Other discrete items	—	(0.5)	0.7	0.7
Total Non-GAAP tax adjustments	$(3.7)	$(9.4)	$(7.4)	$(12.6)

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES (GAAP) TO
ADJUSTED CASH PROVIDED BY OPERATIONS (NON-GAAP)
(Unaudited)

	Nine Months Ended
	September 30,
(In Millions)	2020	2019
Cash provided by operating activities (GAAP)	$1.5	$64.9
Restructuring and other charges	5.8	2.1
Separation-related activities (a)	0.7	25.6
COVID-19 related costs (b)	1.7	—
Other loss (c)	(0.8)	—
Adjusted cash provided by operations (Non-GAAP) (1)	$8.9	$92.6
___________________
(1) The company believes that the non-GAAP financial measure “Adjusted cash provided by operations” provides useful information about the Company’s cash flows to investors and securities analysts. Adjusted cash provided by operations excludes the effects of transaction-related cash flows. The Company also believes that excluding the effects of these items from cash provided by operating activities allows management and investors to compare more easily the cash flows from period to period.
(a) Represents reimbursement to FMC for 2018 income taxes and transaction related costs, pursuant to the Tax Matters Agreement, for which we accrued liabilities at December 31, 2018. Also includes separation-related costs.
(b) Represents incremental costs associated with COVID-19 recorded in "Cost of sales" in the condensed consolidated statement of operations, including but not limited to, incremental quarantine related absenteeism, incremental facility cleaning costs, pandemic related supplies and personal protective equipment for employees, among other costs; offset by economic relief provided by foreign governments.
(c) Represents "Equity in net loss of unconsolidated affiliate" and the portion of our nonrefundable prepaid research and development costs advanced to our unconsolidated affiliate in the fourth quarter of 2019 included in "Cash provided by investing activities" (GAAP) in our condensed consolidated statement of cash flows but excluded from our calculation "Adjusted cash provided by operations" in the same period because the costs represented future research and development expenditures related to our unconsolidated affiliate.

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RECONCILIATION OF LONG-TERM DEBT (GAAP) AND CASH AND CASH EQUIVALENTS (GAAP) TO
NET DEBT (NON-GAAP)
(Unaudited)

(In Millions)	September 30, 2020	December 31, 2019
Long-term debt (GAAP) (a)	$224.1	$154.6
Less: Cash and cash equivalents (GAAP)	(14.8)	(16.8)
Net debt (Non-GAAP) (1)	$209.3	$137.8
___________________
(1)    The company believes that the non-GAAP financial measure “Net debt” provides useful information about the Company’s cash flows and liquidity to investors and securities analysts.
(a)    As of September 30, 2020 and December 31, 2019, the Company had no debt maturing within one year.

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LIVENT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In Millions)	September 30, 2020	December 31, 2019
Cash and cash equivalents	$14.8	$16.8
Trade receivables, net of allowance of $0.3 in 2020 and $0.3 in 2019	72.7	90.0
Inventories, net	114.1	113.4
Prepaid and other current assets	52.0	51.8
Total current assets	253.6	272.0
Property, plant and equipment, net of accumulated depreciation of $217.1 in 2020 and $202.2 in 2019	533.6	468.8
Investments	2.4	2.2
Right of use assets - operating leases, net	16.2	16.9
Deferred income taxes	—	1.5
Other assets	97.3	91.5
Total assets	$903.1	$852.9

Accounts payable, trade and other	$42.4	$83.1
Accrued and other current liabilities	35.8	38.5
Income taxes	—	0.9
Total current liabilities	78.2	122.5
Long-term debt, less current portion	224.1	154.6
Operating lease liabilities - long-term	14.3	15.4
Long-term liabilities	19.9	16.4
Total equity	566.6	544.0
Total liabilities and equity	$903.1	$852.9
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LIVENT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
(In Millions)	2020	2019
Cash provided by operating activities	$1.5	$64.9
Cash required by investing activities	(111.8)	(125.4)
Cash provided by financing activities	108.2	55.9
Effect of exchange rate changes on cash	0.1	(0.4)
Decrease in cash and cash equivalents	(2.0)	(5.0)
Cash and cash equivalents, beginning of year	16.8	28.3
Cash and cash equivalents, end of period	$14.8	$23.3
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